Exhibit 10.4
____________________________________________________________
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             New England Business Service, Inc.

           Supplemental Executive Retirement Plan

____________________________________________________________



                  Effective January 4, 1999
      As amended and restated effective April 25, 2003



                NEW ENGLAND BUSINESS SERVICE, INC.

            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                    TABLE OF CONTENTS
____________________________________________________________


ARTICLE I ESTABLISHMENT OF THE PLAN
1.1  Name of Plan  ...................................... 2
1.2  Effective Date...................................... 2
1.3  Purpose  ........................................... 2
1.4  Restricted Coverage ................................ 2
1.5  Plan Unfunded ...................................... 2
ARTICLE II DEFINITIONS
2.1  "Accrued Benefit"  ................................. 2
2.2  "Affiliate"   ...................................... 3
2.3  "Average Final Compensation"  ...................... 3
2.4  "Beneficial Owner"  ................................ 3
2.5  "Benefit Commencement Date" ........................ 3
2.6  "Board"  ........................................... 3
2.7  "Change in Control" ................................ 3
2.8  "Code"    .......................................... 4
2.9  "Committee"   ...................................... 4
2.10 "Company" .......................................... 4
2.11 "Disability (and "Disabled")........................ 4
2.12 "Early Retirement Date" ............................ 4
2.13 "Effective Date"    ................................ 5
2.14 "Entry Date"   ..................................... 5
2.15 "ERISA"   .......................................... 5
2.16 "Exchange Act" ..................................... 6
2.17 "Executive"  ....................................... 5
2.18 "Good Cause" ....................................... 5
2.19 "Normal Retirement Date" ........................... 6
2.20 "Participant"  ..................................... 7
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                    TABLE OF CONTENTS
                         (continued)
____________________________________________________________


2.21 "Person"  .......................................... 6
2.22 "Plan"   ........................................... 6
2.23 "Plan Administrator"   ............................. 6
2.24 "Plan Year"   ...................................... 6
2.25 "Separation from Service" .......................... 6
2.26 "Service" .......................................... 6
2.27 "Surviving Spouse"  ................................ 6
2.28 "Trust"   .......................................... 6
2.29 "Vested Benefit"   ................................. 6
2.30 "Vesting Percentage" ............................... 6
2.31 "Year of Benefit Service" .......................... 7
ARTICLE III PARTICIPATION
3.1  Eligibility Requirements............................ 7
3.2  Entry and Re-Entry Into the Plan ................... 7
ARTICLE IV RETIREMENT BENEFITS
4.1  Amount, Timing and Form of Benefits  ............... 7
ARTICLE V VESTING AND FORFEITURES
5.1  Vesting Percentage ................................. 8
5.2  Vested Benefits   .................................. 8
5.3  Forfeitures    ..................................... 8
5.4  Amendment of Vesting Provisions .................... 8
5.5  Forfeiture of Vested Benefit ....................... 9
ARTICLE VI RETIREMENT BENEFIT
6.1  Normal Retirement Benefit ..........................10
6.2  Determination of Accrued Benefit ...................12
6.3  Adjustment for Early Retirement ....................10
6.4  Adjustment for Late Retirement  ....................12
6.5  Disability Retirement    ...........................13
ARTICLE VII PAYMENT OF BENEFIT
7.1  Eligibility for Payment  ...........................13
7.2  Benefit Commencement Date     ......................14
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                    Table of Contents
                      (continued)
ARTICLE VIII BENEFIT FORMS AVAILABLE
8.1  Forms of Benefits for Participants .................15
8.2  Life Annuity Benefit Election ......................15
ARTICLE IX DEATH BENEFITS
9.1  Death Prior to Benefit Commencement ................15
9.2  Death After Benefit Commencement   .................16
ARTICLE X CHANGE IN CONTROL ELECTIONS
10.1 One Time Opportunity to Elect to Receive Lump Sum
     Benefit Payment ....................................16
10.2 Calculation of Lump Sum Benefit Payment.............17
ARTICLE XI ADMINISTRATION
11.1 Plan Administration ................................17
11.2 Indemnification     ................................18
11.3 Ownership of Assets ................................16
11.4 Expenses  ..........................................16
ARTICLE XII TRUST AGREEMENT; LIQUIDITY FUND
12.1 Trust Fund     .....................................17
12.2 Liquidity Fund .....................................17
ARTICLE XIII AMENDMENT OF THE PLAN
13.1 Amendment ..........................................17
13.2 Effect of Amendments on Vesting  ...................17
ARTICLE XIV TERMINATION OF THE PLAN
14.1 Termination    .....................................18
14.2 Benefits After Plan Termination    .................18
ARTICLE XV MISCELLANEOUS
15.1 Limitations of Rights; Employment Relationship .....18
15.2 Determination of Benefits, Claims Procedure, and
     Administration .....................................18
15.3 Arbitration ........................................20
15.4 NonAssignability of Benefits  ......................20
15.5 Facility of Payments    ............................21
15.6 Obligations to Withhold and Pay Taxes...............21
15.7 Representations    ................................ 21

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                    Table of Contents
                      (continued)

15.8 Severability   .....................................21
15.9 Applicable Law .....................................21
15.10 Successor Employers ...............................21














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                          ARTICLE I

                  ESTABLISHMENT OF THE PLAN


1.1  Name of Plan



     The Plan shall be known as the New England Business
     Service, Inc. Supplemental Executive Retirement Plan.

1.2  Effective Date



     The Effective Date of the Plan is January 4, 1999 and the Plan was amended and restated effective April 25, 2003.

1.3  Purpose



    The Company intends this Plan to provide certain retirement income benefits (as described herein) to certain Executives (as identified from time to time in the Appendix hereto or who otherwise become Participants in accordance with the provisions of the
     Plan). Such benefits are intended to supplement the retirement income benefits provided to such Participants by the Company through its other broad-based retirement programs and Social Security benefits.

1.4  Restricted Coverage



     Participation in this Plan shall be limited to Executives, so that for purposes of Title I of ERISA the Plan shall at all times cover only employees who make up a select group of management or highly compensated employees whose positions with the Company allow them to have a significant effect on the Company's results of operations by the performance of services of major importance in the management, operation, and development of the Company's business.

1.5  Plan Unfunded



     This Plan is intended to be unfunded for purposes of
     (a) Title I of ERISA and (b) taxation of vested accrued benefits pursuant to the Code.

                         ARTICLE II

                         DEFINITIONS

The following terms shall have the meanings specified below unless the context otherwise requires:

2.1 "Accrued Benefit"shall mean the portion of a Participant's normal retirement benefit that has accrued as of any date pursuant to Section 6.2.
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2.2  "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

2.3 "Average Final Compensation" shall mean the sum of (a) the Participant's highest base salary during his final five Plan Years of Service and (b) the average of a Participant's bonuses for the three Plan Years in which the Participant's greatest bonus is received during his final five Plan Years of Service.

2.4  "Beneficial Owner" shall have the meaning set forth in Rule
     13d-3 under the Exchange Act.

2.5 "Benefit Commencement Date" shall mean the date as of which benefits hereunder first become payable, in accordance with the provisions of Article VII, to or with respect to a Participant.

2.6  "Board" shall mean the Board of Directors of the Company.

2.7 "Change in Control" shall be deemed to have occurred if any of the events set forth in any one of the following paragraphs shall have occurred:

     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2.7(c)(i);

     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on April 25, 2003 constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then in office who either were directors on April 25, 2003 or whose appointment, election or nomination for election was previously so approved or recommended;

    (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 35% or more of the combined voting power of the Company's then outstanding securities; or
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   (d)  the stockholders of the Company approve a plan of
        complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

  (e) Notwithstanding the foregoing definition, a Change in Control shall not be deemed to occur with respect to an Executive or Participant if the Change in Control results in the Executive or Participant, or a group of Persons which includes the Executive or Participant, acquiring, directly or indirectly, 35% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities. An Executive described in the preceding sentence who is not a Participant shall not automatically become a Participant pursuant to Section 3.1.

2.8 "Code" shall mean the Internal Revenue Code of 1986 as amended, and including all regulations thereunder.

2.9 "Committee" shall mean the Organization and Compensation Committee of the Board of Directors of the Company (or such other committee appointed by the Board to administer the
     Plan).

2.10 "Company" shall mean New England Business Service, Inc. and, in the event of a Change in Control (but not for purposes of the definition of Change in Control), each successor to and assign of New England Business Service, Inc.

2.11 "Disability (and "Disabled") shall mean a Participant's inability, on account of a physical or mental impairment or condition, substantially to perform the material duties of his position as an Executive despite reasonable accommodations made or proposed by the Company, provided that (a) such inability and impairment or condition are established to the satisfaction of the Board, and (b) the Participant is receiving benefits under a Company Disability Plan.

2.12 "Early Retirement Date" shall mean the first day of any month following the later of (a) the Participant's 55th birthday and (b) either (i) the completion of his fifth
     Year of Benefit Service, or (ii) his separation from service either (A) upon or following the occurrence of a Change in Control or (B) as the result of either a Disability or an involuntary termination without Good Cause.
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2.13 "Effective Date" shall mean the date specified as such in
      Section 1.2 above.

2.14 "Entry Date" shall mean the date on which an Executive becomes a Participant in the Plan as provided in Article III.

2.15 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and including all regulations thereunder.

2.16 "Exchange Act"shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.17 "Executive" shall mean any employee or corporate officer of the Company who is a member of a select group of management or highly compensated employees of the Company and who is, except under the circumstances set forth in the second sentence of Section 3.1, recommended for participation in the Plan by the Chief Executive Officer of the Company and approved by the Committee.

2.18 "Good Cause" shall mean a Participant's:

     (a) Willful and continuing failure substantially to perform duties assigned in good faith from time to time by the Company, provided that such failure is not solely the result of

          (i)  A Disability;

         (ii) A leave of absence either granted in writing by the Company or guaranteed by applicable law; or

        (iii) Some other reason agreed to in advance by the Board.

     (b) Willful conduct which is demonstrably and materially injurious to the Company.

     (c) Conviction of a felony or a misdemeanor involving the theft, misappropriation, or embezzlement of property of the Company.

     For purposes of this Section 2.18, the term "Board" shall include the board of directors (or body with a similar function) of the Company's successor following a Change in Control. Notwithstanding the foregoing definition, if a Participant is a party to an effective written employment, change in control or similar agreement that defines "cause" (or words of similar meaning) and termination of employment "for cause" gives rise to the denial or forfeiture of any benefit under such agreement (or results in the Participant being ineligible for a benefit under such agreement), such termination shall be deemed to be a Separation from Service for Good Cause for purposes of the Plan with respect to such Participant.
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2.19 "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's
      65th birthday.

2.20 "Participant" shall mean any Executive who is covered by this Plan in accordance with the provisions of Article III.

2.21 "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
     (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities and (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.22 "Plan" shall mean the New England Business Service, Inc.
     Supplemental Executive Retirement Plan, as amended or supplemented from time to time.

2.23 "Plan Administrator" shall mean the Committee.

2.24 "Plan Year" shall mean the Company's fiscal year, ending on the last Friday of each June following the Effective Date while this Plan remains in effect, provided that for purposes of the definitions of "Average Final Compensation" and "Year of Benefit Service," "Plan Year" shall include all such periods before or after the Effective Date of the Plan.

2.25 "Separation from Service" shall mean the termination of a Participant's Service for any reason, including the death of the Participant.

2.26 "Service" shall mean a Participant's period of employment with the Company and its subsidiaries.

2.27 "Surviving Spouse" shall mean the spouse of a Participant as of the earlier of (a) the Participant's Benefit Commencement Date or (b) his date of death, entitled to received benefits under the Plan as provided in Sections 8.1 and 9.2 of the Plan.

2.28 "Trust" shall mean, in the event of a Change in Control, the trust created under the New England Business Service, Inc.
     Supplemental Executive Retirement Plan Trust Agreement.

2.29 "Vested Benefit" shall mean the portion of a Participant's
      Accrued Benefit calculated in accordance with Article V of this Plan.

2.30 "Vesting Percentage" shall mean the percentage determined in accordance with Section 5.1 of this Plan.

2.31 "Year of Benefit Service" shall mean, except as otherwise specified in the appendix hereto, each Plan Year subsequent to June 29, 1992 in which the Participant has any Service.
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In all instances throughout this document, the masculine
pronoun shall include the feminine pronoun, and the singular shall include the plural.

                         ARTICLE III

                        PARTICIPATION

3.1  Eligibility Requirements



     Only Executives shall be eligible to become and remain Participants in the Plan. Except as provided in the next sentence, an Executive shall become a Participant only upon designation as a Participant in the Appendix hereto by the Committee after recommendation by the Chief Executive Officer. Notwithstanding the foregoing, upon the occurrence of a Change in Control, each Executive who is then a party to an effective written change in control severance agreement with the Company shall automatically become a Participant, without further action by the Committee. A Participant shall continue as a Participant for the purpose of accruing additional benefits under the Plan only as long as he remains in Service as an Executive of the Company; provided that the Committee may allow a Participant who is no longer an Executive of the Company to continue as a Participant as long as the Participant remains in Service. A Disabled Participant remains a Participant as long as he is continuing to accrue Benefit Service while Disabled under the provisions of Section 6.5.

3.2  Entry and Re-Entry Into the Plan



     An Executive shall become a Participant on the earlier of (i) the effective date of his designation as a Participant in the appendix hereto and (ii) the date of a Change in Control (if such participation is provided for on a Change in Control pursuant to Section 3.1).
     If a Participant's Service is subsequently broken and he is later re-employed as an Executive, he shall resume his participation in the Plan only if he is again designated as a Participant by the Committee on an amended Appendix hereto and only on the effective date of such new designation (or, if applicable, upon a Change in Control subsequent to such re-employment).

                         ARTICLE IV

                     RETIREMENT BENEFITS

4.1  Amount, Timing and Form of Benefits



     Except as set forth in Article X, a Participant who has a Separation from Service after his Entry Date shall be entitled to receive his Vested Benefit, as determined in accordance with Articles V and VI, commencing on the Participant's Benefit Commencement Date as determined in accordance with Article VII, and payable in the form provided in Article VIII.
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                          ARTICLE V

                   VESTING AND FORFEITURES

5.1  Vesting Percentage



     Subject to Section 5.5, a Participant's Vesting
     Percentage as of any date shall be 0% until the date on which the first of the following events occurs and thereafter it shall be 100%.

     (a)  A Change in Control occurs.

     (b) The Participant incurs a Separation from Service, either involuntarily without Good Cause or on account of Disability or death.

     (c)  The Participant attains his Early Retirement Date.

     (d) This Plan is terminated or is amended to materially reduce the rate or amount of future benefit accruals available to the Participant under Article VI or any successor provision of the Plan; provided that in case of such an amendment, only the Participant's Accrued Benefit as of the effective date of the amendment shall become fully vested, and the Participant's Vesting Percentage in any subsequent benefit accruals shall not be affected.

5.2  Vested Benefits



     Subject to Section 5.5, a Participant's Vested Benefit under this Plan shall be the product of his Accrued
     Benefit multiplied by his Vesting Percentage.

5.3  Forfeitures




     Any portion of a Participant's Accrued Benefit that is not included in his Vested Benefit at the time of his Separation from Service shall be immediately forfeited.
     If a Participant's Vested Benefit is reduced to zero pursuant to Section 5.5, his Accrued Benefit shall be forfeited immediately. Any amounts forfeited by a Participant shall remain the sole and exclusive property of the Company and shall not increase the benefits of any other Participant.

5.4  Amendment of Vesting Provisions



     No amendment to the Plan shall reduce a Participant's Vested Benefit under the Plan. An amendment made prior to a Change in Control may, however, increase the Service required or impose or change any other requirements or conditions that a Participant must meet in order to become vested or further vested in any Accrued Benefit to the extent not already vested as of the date that the amendment is adopted. No such amendment shall be permitted following a Change in Control.
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5.5  Forfeiture of Vested Benefit



     Notwithstanding anything to the contrary in this Plan, the Vesting Percentage and the Vested Benefit of any Participant shall be reduced to zero if, during the period ending on the fifth anniversary of his Separation from Service, the Participant either provides Services to or obtains an Interest in any Entity (other than a member of the Company Group) which at the time of the Participant's Separation from Service directly Competed with any member of the Company Group. For purposes of this Section 5.5, the following terms shall have the following meanings:

     (a) "Compete" shall mean the offer or sale of the same products and/or services as are offered or sold by any member of the Company Group or the offer or sale of any products and/or services that reasonably may be used in substitution of any products and/or services offered or sold by any member of the Company Group.

     (b) "Company Group" shall mean the Company and all of its direct and indirect "parent corporations" and "subsidiary corporations" within the meaning of Code Sections 424(e) and 424(f) respectively.

     (c) "Entity" shall refer to every possible type of entity, whether organized as a proprietorship, partnership, limited liability company, corporation or otherwise.

     (d) "Interest" shall refer to every type of ownership interest of a Participant in an Entity, whether as a proprietor, partner, member, shareholder or otherwise.

     (e) "Services" shall mean the provision of any type of services to an Entity by a Participant, whether acting as a director, officer, employee, proprietor, partner, member, independent contractor, or otherwise.

     Notwithstanding anything to the contrary in this
     Section 5.5 with respect to any Participant the five-year forfeiture period referred to above in this section shall be reduced to the maximum lesser period that an arbitrator or a court of competent jurisdiction determines (in a final award or judgment all appeals for which have either been exhausted or waived) to be enforceable with respect to such Participant. No other rights or obligations under this Plan of the Company or of the prevailing Participant and no rights or obligations under this Plan of any other Participant shall be affected by operation of this paragraph with respect to a Participant. Notwithstanding anything to the contrary in this Section 5.5, the provisions of this Section 5.5 shall not be effective with respect to a Participant whose Separation from Service occurs following a Change in Control in a manner which entitles the Participant to severance payments and benefits pursuant to an effective written change in control Severance Agreement with the Company.
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                         ARTICLE VI

                     RETIREMENT BENEFIT

6.1  Normal Retirement Benefit



     A Participant who retires on or after his Normal Retirement Date shall be entitled to an annual retirement income, paid monthly and continuing for the Participant's lifetime, equal to the sum of (a) 2.75% of his Average Final Compensation for each of his first ten Years of Benefit Service, and (b) 2.00% of his Average Final Compensation for each of his next five Years of Benefit Service.

6.2  Determination of Accrued Benefit



     A Participant's Accrued Benefit as of any date shall be that benefit, commencing on his Normal Retirement Date, determined as follows, based on his Average Final
     Compensation as of the date of determination.

     (a)  If the Participant is eligible for Early Retirement


         The benefit shall be calculated as provided in Section 6.1, but based on his Years of Benefit Service as of the date of determination, except as may be otherwise provided in a change in control severance agreement between the Company and a Participant.

     (b)  If the Participant is not eligible for Early Retirement

          The benefit shall be calculated as provided in Section 6.1, but based on the Years of Benefit Service he is projected to have earned as of his earliest Early Retirement Date
         (assuming he remains in full time employment until that date), multiplied by a fraction (not to exceed 1.0) whose numerator is his Years of Benefit Service as of the date of determination, and whose denominator is his projected Years of Benefit Service as of his earliest Early Retirement Date.

     Notwithstanding the above, following a Change in Control, the Accrued Benefit of all Participants in the Plan on the date of the Change in Control (including those Executives who become Participants as a result of the Change in Control pursuant to the second sentence of Section 3.1) shall be determined under the provisions of Section 6.2(a) only.
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6.3  Adjustment for Early Retirement



     If a Participant retires on an Early Retirement Date, his benefit from his Plan shall be his Accrued Benefit. If the Participant elects to receive his retirement benefit prior to his 62nd Birthday (other than pursuant to Article X hereof), it shall be reduced one-half of one percent for each month by which his Benefit Commencement Date precedes his 62nd Birthday.

6.4  Adjustment for Late Retirement



     If a Participant retires after his Normal Retirement Date (the date of such retirement, the "Late Retirement Date"), he shall receive a benefit calculated in accordance with the provisions of Section 6.1, but based upon his Benefit Service and his Average Final Compensation as of his Late Retirement Date.

6.5  Disability Retirement



     A Participant who is Disabled as provided in Section
     2.11 shall be considered to be a retired employee on a Disability Retirement.

     (a) As long as the Participant is receiving benefits under the Company's Long Term Disability Plan, he shall receive no benefit payments from this Plan but shall continue to earn credit for Years of Benefit Service.

     (b) Upon reaching his Normal Retirement Date (or upon the cessation of Long Term Disability Benefits, if later), he shall cease earning credit for Years of Benefit Service and shall commence receiving his Normal Retirement Benefit.
          Such benefit shall be based upon his Average Final Compensation as of his date of Disability, and Years of Benefit Service accumulated through his Benefit Commencement Date.

    (c) A Participant on Disability Retirement who is continuing to earn credit for Years of Benefit Service under paragraph (a) above may, upon attainment of his Early Retirement Date, elect to retire early. He shall thereafter cease receiving credit for additional Service under paragraph (a), and shall instead commence receiving an Early Retirement benefit as determined under Section 6.3, based on his Average Final Compensation as of his date of Disability, and his Years of Benefit Service accumulated through his date of Early Retirement.

                         ARTICLE VII

                     PAYMENT OF BENEFIT

7.1  Eligibility for Payment



     Except as set forth in Article X hereof, a Participant's benefits shall be paid from the Plan only after both of the following conditions are met:

     (a) The occurrence of a Participant's Separation from Service.

     (b)  The Participant's attainment of his Early Retirement
          Date.
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7.2  Benefit Commencement Date



     (a)  Time of Commencement

         Except as set forth in Article X hereof, unless a Participant or Surviving Spouse (as the case may be) has made a timely election to defer payment with the approval of the Committee pursuant to the provisions of paragraph (b) of this Section 7.2, the Participant's Vested Benefit under this plan shall be paid beginning 60 days after the date on which the conditions of Section 7.1 are first met.

         Notwithstanding the foregoing, at any time after a Participant's Separation from Service and prior to the earlier of

          (i) payment or commencement of the Participant's benefit pursuant to this Section 7.2, or

          (ii) the date on which a Change in Control occurs,

     the Company may elect unilaterally to defer payment or commencement of all or any portion of the Participant's Benefit until the next July following the Participant's Separation from Service date if the Participant was a "covered employee" within the meaning of Code Section 162(m) at the time of his Separation from Service. Any such election by the Company may be made by the Board, the Committee, or the Company's chief executive officer, and shall be evidenced in writing and sent to the Participant at his last known address.

     (b)  Benefit Commencement Election

         Subject to the approval of the Committee, a Participant or Surviving Spouse may make a one-time irrevocable election to defer payment of benefits to a postponed Benefit Commencement Date on any determinable date beyond the Participant's initial Benefit Commencement Date determined pursuant to paragraph (a) of this Section 7.2, provided that such election is made on the form prescribed by the Committee and is received by the Committee not later than 30 days before such initial Benefit Commencement Date. The Committee shall have absolute discretion to approve, disapprove, or modify before approving any such election to defer benefits.

                        ARTICLE VIII

                   BENEFIT FORMS AVAILABLE

8.1  Forms of Benefits for Participants



     (a) If a Participant is Married on his Benefit Commencement
         Date

         Unless a Participant has made a timely election with the approval of the Committee pursuant to Section 8.2 below to waive the 50% joint and survivor benefit, the Participant's benefit shall be paid as a 50% joint and survivor benefit, under which the Participant shall receive an actuarially reduced benefit for his lifetime, with 50% of that reduced benefit continuing after his death to his Surviving Spouse for the remainder of the Surviving Spouse's life.

     (b) If the Participant is Not Married on his Benefit
         Commencement Date

         His benefit shall be paid as a life annuity, under which his benefit as described in Section 6 shall be paid to him as long as he shall survive, with no payments due after his death.

8.2  Life Annuity Benefit Election



     Subject to the Committee's approval, a married Participant may make a one-time irrevocable election to receive his retirement benefit from this Plan as a life annuity, as described in Section 8.1(b). Any such election shall be made on the form prescribed by the Committee and must be received by the Committee no later than 30 days before the benefit is to be paid pursuant to Section 7.2 of the Plan (after taking into account any election made by the Participant under paragraph (b) of Section 7.2). The Committee shall have absolute discretion to approve any such election by a married participant to receive his benefit in the life annuity form.

                         ARTICLE IX

                       DEATH BENEFITS

9.1  Death Prior to Benefit Commencement



     (a) Death On or After Eligibility for Early Retirement

         Upon the death of a Participant on or after his eligibility for an Early Retirement benefit, there shall be paid to his Surviving Spouse an immediate lifetime income equal to the benefit the spouse would have received had the Participant retired on the day before his death, receiving the 50% joint and survivor benefit described in Section 8.1 (a), and then died on his actual date of death.

     (b)  Death Before Eligibility for Early Retirement

          If the Participant is not yet eligible for Early Retirement on his date of death, the benefit shall be the same as described in Section 9.1 (a), except that it shall be calculated as if the Participant were then the age at which he would first have become eligible for Early Retirement had he not died (but the amount of such benefit shall be determined by the Participant's actual number of Years of Benefit Service and his actual Average Final Compensation at the time of his death). The Surviving Spouse benefit under this Section 9.1(b) shall commence on the date the Participant would have attained Early Retirement eligibility had he survived.

9.2  Death After Benefit Commencement



     Upon the death of a Participant after his Benefit Commencement Date, there shall be no further benefits due except as may be paid to a Surviving Spouse under the 50% joint and survivor benefits pursuant to Section 8.l(a).

                          ARTICLE X

                 CHANGE IN CONTROL ELECTIONS

10.1 One Time Opportunity to Elect to Receive Lump Sum
     Benefit Payment



     Notwithstanding anything in the Plan to the contrary (including, without limitation, the provisions of Article VIII of the Plan), a Participant (other than a Participant who has had a Separation from Service or who has commenced to receive benefit payments hereunder) may elect to receive the Participant's Accrued Benefit in the form of a lump sum payment (the "Lump-Sum Benefit Payment") if the Participant's Separation from Service occurs following a Change in Control in a manner which entitles the Participant to severance payments and benefits pursuant to an effective written change in control severance agreement with the Company. Such Lump-Sum Benefit Payment shall be paid to the Participant within 30 days following such Participant's Separation from Service and shall be in lieu of any benefit to which the Participant would otherwise be entitled to pursuant to the Plan. Any election to receive a Lump-Sum Benefit Payment shall be made in writing and submitted by the Participant to the Company at any time prior to the Participant's Separation from Service and, unless otherwise provided by the Committee, shall become effective upon the one year anniversary of its submission, provided that the Participant has not experienced a Separation from Service prior to such effective date.

10.2 Calculation of Lump Sum Benefit Payment



     The Lump Sum Benefit Payment shall be calculated by the Company's independent actuary and shall equal the present value of the Participant's Accrued Benefit as of the date of the Participant's Separation from Service that would otherwise become payable on the Participant's Normal Retirement Date (or, if later, the date of the Participant's Separation from Service) using, for purposes of such calculation, the 1994 Group Annual Mortality Table and the annual interest rate on 30 year United States Treasury securities specified by the Internal Revenue Service for purposes of Section 417(e) of the Code for the month which is two months prior to the end of the Plan Year immediately preceding the Plan Year in which such termination occurs.

                         ARTICLE XI

                       ADMINISTRATION

11.1 Plan Administration



     The Committee shall be the Plan Administrator of this Plan. Each member shall serve at the pleasure of the Board. The Committee shall act by majority decision of its members. The Committee shall have the responsibility for the operation and administration of the Plan and shall have the power and authority to:

     (a) determine all matters relating to the eligibility of persons to become Participants in the Plan;

     (b) determine whether or not any Executive of the Company has become a Participant in the Plan;

     (c) determine whether and when the employment of any Participant has been terminated and, to the extent material to a determination of a benefit hereunder, the cause of such termination;

     (d) decide all questions which may arise from time to time with respect to the rights under the Plan of Executives of the Company, Participants, and any other persons who claim to be entitled to benefits under the plan.

     The Committee shall have exclusive discretionary authority to construe and interpret the Plan document;
     provided, however, that in exercising its powers and duties the Committee shall give the same consideration to Participants and beneficiaries in like circumstances.

11.2 Indemnification



     The Company agrees to indemnify and save harmless each member of the Committee or in any other fiduciary capacity from, against, for, and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, attorneys' fees, costs and expenses incident to the performance of such person's duties unless resulting from the gross negligence, willful misconduct, or lack of good faith of such individual. Such indemnification shall apply to any such individual even though at the time liability is imposed the individual was no longer acting in a fiduciary capacity or as a member of the Committee.

11.3 Ownership of Assets




     All amounts accrued under this Plan, all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights shall remain (until made available to a Participant or Surviving Spouse) solely the property and rights of the Company (without being restricted to the provision of benefits under this Plan), and shall be subject to the claims of the general creditors of the Company. Except after a Change in Control, no trust is created under this Plan and it is not otherwise funded in any manner.
     No Participant or Surviving Spouse shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company or any Accrued Benefit under the Plan prior to the time such assets are distributed as a Vested Benefit, and all rights created under the Plan shall be mere unsecured contractual rights. Notwithstanding the foregoing, nothing in this Plan shall be construed to prohibit any one or more Participants or Surviving Spouses from purchasing insurance to protect against loss on account of the provisions of this Section 11.3, and the Company shall reasonably cooperate in any effort to obtain such insurance, provided that any such insurance shall be obtained, owned, and paid for solely by the insured persons and not by the Company.

11.4 Expenses



     The Company shall pay:

     (a) its share of all fees and expenses incurred in administering the Plan;

     (b) all taxes imposed on the Company in connection with the Plan; and

     (c) all costs and expenses (including reasonable attorneys' fees) incurred by each Participant and Surviving Spouse to enforce the terms of the Plan against the Company or to collect a Vested Benefit under the Plan from the Company.

                         ARTICLE XII



               TRUST AGREEMENT; LIQUIDITY FUND

12.1 Trust Fund



     Except after a Change in Control, no assets of the Company shall be held in trust for any purposes under the Plan. Upon the occurrence of a Change in Control, and from time to time (but at least once each Plan
     Year) thereafter, the Company shall contribute to the Trust assets sufficient actuarially to meet the Company's liability for all Vested Benefits under the Plan at each time that assets are contributed.

12.2 Liquidity Fund



     The Company at its sole option may from time to time maintain liquid assets representing all or any portion of the value of its Participants' Accrued Benefits. Any such liquidity fund shall be invested at the discretion of the Committee, shall not be held in trust for any Participant or Surviving Spouse (except as provided in Section 12.1) and shall in all respects remain subject to the provisions of Section 11.3.

                        ARTICLE XIII

                    AMENDMENT OF THE PLAN

13.1 Amendment



     The Company reserves the right to amend the Plan at any time and from time to time. Each amendment shall be approved by the Committee or by the Board of Directors of the Company. No amendment shall diminish or deprive a Participant of any benefit already vested. The Company may amend the Plan, and may do so retroactively if necessary, to conform the Plan to mandatory provisions of applicable laws or regulations or as permitted by the Internal Revenue Service or the Department of Labor.

13.2 Effect of Amendments on Vesting



     Notwithstanding the provisions of the preceding Section 13.1, no amendment to the Plan's vesting provisions shall reduce a Participant's Vested Benefit, determined as of the later of (a) the date of execution of such amendment, or (b) the effective date of such amendment.

                         ARTICLE XIV


                   TERMINATION OF THE PLAN

14.1 Termination



     The Company intends to continue the Plan indefinitely, but it does not assume a contractual obligation to do so, and the Company may terminate the Plan at any time, provided that no such action of the Company shall reduce any Participant's Vested Benefit.

14.2 Benefits After Plan Termination



     Each Participant shall have the right to receive payment of his Vested Benefits upon a complete termination of the Plan, subject to any deferral elections which the Participant may make pursuant to the terms of the Plan. In no event shall any person have recourse against the Company for any reason upon termination of the Plan other than for non-payment of Vested Benefits.

                         ARTICLE XV

                        MISCELLANEOUS

15.1 Limitations of Rights; Employment Relationship



     The establishment of this Plan or any modification thereof, or the accrual or vesting of any benefits, or the creation of any fund or account, or the payment of any benefits, shall not be construed as giving a Participant or any other person any legal or equitable right against the Company except as provided in this Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

15.2 Determination of Benefits, Claims Procedure, and
Administration



     (a)  Claim

         A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the Committee in care of the Company at its then principal place of business.

     (b)  Decision on Claim

          Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for a reasonable cause.

          If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (i)  the specific reason or reasons for such denial;

         (ii) the specific reference to pertinent provisions of the Plan on which such denial is based;

        (iii) a description of any additional material or information necessary for the Claimant to perfect his claim, and an explanation of why such material or such information is necessary;

         (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (v) the time limits for requesting a review and for completing any such review.

     (c)  Request for Review

         Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the chief executive officer of the Company (or his designee) review the determination of the Committee. Such request must be addressed to the chief executive officer of the Company at the Company's then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the chief executive officer or his designee. If the Claimant does not request a review of the Committee's determination by the chief executive officer of the Company within such 60 day period, he shall be barred and estopped from challenging the Committee's determination.

(d)  Review of Decisions

     Within 60 days after receipt of a request for review, the chief executive officer of the Company or his designee shall review the Committee's determination. After considering all materials presented by the Claimant, the chief executive officer or his designee shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for a decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the 60 day time period be extended, the chief executive officer or his designee shall so notify the Claimant and shall render the decision as soon as possible, but not later than 120 days after receipt of the request for review.

15.3 Arbitration



     Any dispute between any person claiming benefits or any other rights under the Plan and the Company as to the interpretation or application of the provisions of the Plan and amounts payable hereunder that is not finally resolved under the claims procedure described in
     Section 15.2 of the Plan shall be determined exclusively by binding arbitration in Groton, Massachusetts in accordance with the Commercial Arbitration Rules (and not in accordance with the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees of the arbitration shall be paid as directed by the arbitrator. The Company shall pay its own expenses of the arbitration, including reasonable attorney fees as directed by the arbitrator.

     The arbitrator shall be chosen by the parties, provided however that if the parties cannot agree on a choice within thirty (30) days after a demand for arbitration made by either party, the choice of an arbitrator shall be referred to the American Arbitration Association. Unless the parties otherwise agree, the arbitrator shall be a Massachusetts lawyer with at least fifteen years of experience as a specialist in employee benefits or employment law. The arbitrator shall determine the arbitrability of the dispute if it is in controversy. The arbitrator may consider and rule on any dispositive motions submitted by the parties. Discovery shall be limited to such pre-hearing exchange of information as is explicitly authorized by Chapter 251 of the Massachusetts General Laws. The arbitrator may further limit discovery to those items that in the judgment of the arbitrator are essential to the determination of the matters, in dispute. Except for any stenographer and the arbitrator, attendance at the arbitration shall be limited to the parties and their counsel and witnesses. Except as necessary for purposes of an action to enforce, modify, or vacate the arbitration award, all documents and other information submitted to the arbitrator, including any transcripts of the proceedings shall be confidential and shall not be disclosed to anyone other than the parties and their counsel and other appropriate advisors.

15.4 NonAssignability of Benefits



     Neither the Participant nor his Surviving Spouse shall have any power or right to transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be non-assignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable under the Plan shall, prior to actual payment thereof, be subject to seizure by any creditor of any such person for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, or be transferable by operation of law in the event of the bankruptcy, insolvency, divorce, or death of the Participant or his Surviving Spouse.

15.5 Facility of Payments



     In the event that the Committee shall determine that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, or is otherwise mentally or physically incompetent or unable to give a valid receipt, the Committee may cause the payment becoming due to be paid to the person's spouse, child, grandchild, parent, brother or sister, or to any appropriate individual appointed by a court of competent jurisdiction, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

15.6 Obligations to Withhold and Pay Taxes



     Each Participant or other recipient of benefits under the Plan shall be liable for all tax obligations, if any, with respect to any sum received pursuant to the Plan and for accurately reporting and paying in full all such taxes to the appropriate federal, state, and local authorities. The Company shall have the right to deduct and withhold from any payment due under the Plan or from other amounts owed to or with respect to the Participant all withholding taxes and other amounts required by law or as necessary to set off amounts owed by the Participant to the Company.

15.7 Representations



     The Company hereby does not represent or guarantee that any particular federal, state or local income, payroll, personal property, or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his participation.

15.8 Severability




     If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

15.9 Applicable Law



     This Plan shall be governed by and construed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the Commonwealth of Massachusetts applicable to contracts that are made and to be wholly performed in such jurisdiction.

15.10     Successor Employers



     This Plan shall enure to the benefit of and be binding upon the Company and its successors.